CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated December 28, 2010 on Dreyfus International Stock Index Fund, Dreyfus S&P 500 Index Fund and Dreyfus Smallcap Stock Index Fund for the fiscal year ended October 31, 2010 which is incorporated by reference in Post-Effective No. 97 to the Registration Statement (Form N-1A  No. 33-31809 and 811-5883) of Dreyfus Index Funds, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

February 23, 2011